FOR FURTHER INFORMATION:
AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
Frank Straub Chief Financial Officer (773) 380-6636	Leslie Loyet (312) 640-6672

FOR IMMEDIATE RELEASE
TUESDAY APRIL 21, 2009

DEERFIELD CAPITAL CORP. WORKING TO RESTORE
COMPLIANCE WITH NYSE AMEX LISTING STANDARDS

CHICAGO, April 21, 2009 — Deerfield Capital Corp. (NYSE Amex: DFR) (the “Company”) today announced that, on April 15, 2009, the Company received a letter from the NYSE Amex LLC (the “NYSE Amex”) notifying the Company that it is not in compliance with an NYSE Amex continued listing standard applicable to its common stock. Specifically, the letter from the NYSE Amex states that a review of the Company’s public filings indicates that the Company is not in compliance with Section 1003(a)(i) of the NYSE Amex Company Guide (the “Company Guide”) which provides that the NYSE Amex “will normally consider suspending dealings in, or removing from the list, securities of an issuer which has stockholders’ equity of less than $2,000,000 if such issuer has sustained losses from continuing operations and/or net losses in two of its three most recent fiscal years.”

Section 1003 of the Company Guide also states that, with respect to an issuer that is not in compliance with Section 1003(a)(i) of the Company Guide, the NYSE Amex “will not normally consider suspending dealings in, or removing from the list, securities of an issuer...if the issuer is in compliance with the following: (1) Total value of market capitalization of at least $50,000,000 or total assets and revenue of $50,000,000 each in its last fiscal year, or in two of its last three fiscal years; and (2) The issuer has at least 1,100,000 shares publicly held, a market value of publicly held shares of at least $15,000,000 and 400 round lot shareholders.” The Company believes that it is currently in compliance with (1) above and that, if it is able to maintain a $15,000,000 market value of publicly held shares, which the Company believes it currently has, for a period of 30 consecutive trading days, it will also be in compliance with (2) above and may no longer be subject to delisting proceedings.

Under the NYSE Amex rules, the Company must submit a plan to the NYSE Amex by May 15, 2009 addressing how it intends to regain compliance with Section 1003(a)(i) of the Company Guide by October 15, 2010, and that plan must be accepted by the NYSE Amex in order for the Company to maintain its listing. On April 16, 2009, the Company contacted the NYSE Amex to report that the Company intends to submit a plan by May 15, 2009. If the Company’s plan is accepted by the NYSE Amex, but the Company is not in compliance with all continued listing standards set forth in the Company Guide by October 15, 2010 or does not make progress consistent with its plan, the NYSE Amex stated that it will initiate delisting proceedings as it deems appropriate.

The Company’s common stock remains listed on the NYSE Amex under the symbol DFR, but will be assigned a “.BC” indicator by the NYSE Amex to signify that the Company is not currently in compliance with the NYSE Amex’s continued listing standards.

About the Company

The Company, through its subsidiary, Deerfield Capital Management LLC, manages client assets, including bank loans and other corporate debt, residential mortgage-backed securities, government securities and asset-backed securities. In addition, the Company has a principal investing portfolio comprised of fixed income investments, including bank loans and other corporate debt and residential mortgage-backed securities.

For more information, please go to the company website, at www.deerfieldcapital.com.

* * Notes to Follow * *

NOTES TO PRESS RELEASE

Certain statements in this press release are forward-looking as defined by the Private Securities Litigation Reform Act of 1995. These include statements regarding future results or expectations. Forward-looking statements can be identified by forward looking language, including words such as “believes,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “plans,” “projects,” “will” and similar expressions, or the negative of these words. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made. Forward-looking statements are also based on predictions as to future facts and conditions, the accurate prediction of which may be difficult and involve the assessment of events beyond the control of Deerfield Capital Corp. and its subsidiaries (DFR). Forward-looking statements are further based on various operating assumptions. Caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, actual results may differ materially from expectations or projections. DFR does not undertake any obligation to update any forward-looking statement, whether written or oral, relating to matters discussed in this press release, except as may be required by applicable securities laws.

Various factors could cause DFR’s actual results to differ materially from those described in any forward-looking statements. These factors include, but are not limited to: DFR’s ability to develop and submit an acceptable plan to the NYSE Amex that adequately addresses how DFR intends to regain compliance with NYSE Amex continued listing requirements, DFR’s ability to comply generally with the continued listing standards of the NYSE Amex, DFR’s ability to maintain a $15,000,000 market value of publicly held shares, DFR’s ability to generate earnings or raise capital to achieve positive stockholders’ equity, internal policy decisions at the NYSE Amex, changes in economic and market conditions, particularly as they relate to the market for debt securities, such as mortgage-backed securities, and collateralized debt obligations; continued availability of financing; changes in DFR’s investment, hedging or credit strategies or the performance of its investment portfolios; the effects of defaults or terminations under, and DFR’s ability to enter into replacement transactions with respect to, repurchase agreements, interest rate swaps and long-term debt obligations; reductions in DFR’s assets under management and related management and advisory fee revenue; DFR’s ability to maintain adequate liquidity; DFR’s ability to make investments in new investment products and realize growth of fee-based income; changes to DFR’s tax status; DFR’s ability to forecast its tax attributes, which are based upon various facts and assumptions, and its ability to protect and use its net operating losses to offset taxable income; DFR’s ability to maintain compliance with its existing debt instruments and other contractual obligations; impact of restrictions contained in DFR’s existing debt instruments; DFR’s ability to maintain its exemption from registration as an investment company pursuant to the Investment Company Act of 1940; the cost, uncertainties and effect of any legal and administrative proceedings, such as the current Securities and Exchange Commission (“SEC”) investigation into certain mortgage-backed securities trading procedures in connection with which the SEC has requested certain information from DFR regarding certain of its mortgage securities trades; DFR’s ability to enter into, and the effects of, any potential strategic transactions; and changes in, and the ability of DFR to remain in compliance with, law, regulations or government policies affecting DFR’s business, including investment management regulations and accounting standards.

These and other factors that could cause DFR’s actual results to differ materially from those described in the forward-looking statements are set forth in DFR’s annual report on Form 10-K, for the year ended December 31, 2008 and DFR’s other public filings with the SEC and public statements. Readers of this press release are cautioned to consider these risks and uncertainties and not to place undue reliance on any forward-looking statements.